Exhibit 10.1

AMENDED AND RESTATED

MICROTUNE, INC.

2000 STOCK PLAN

1. Purposes of the Plan. The purposes of this Amended and Restated 2000 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) and Restricted Stock Awards may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Award” means an award of Options, Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) or Restricted Stock Awards pursuant to the terms of the Plan.

(d) “Award Agreement” means an agreement between the Company and a Service Provider evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Common Stock Equivalent” or “Restricted Stock Unit” means an unfunded and unsecured right (including a restricted stock unit) to receive Shares in the future that may be granted to a Service Provider pursuant to Section 12. The terms “Common Stock Equivalent” and “Restricted Stock Unit” are used interchangeably herein.

(j) “Common Stock Equivalent Agreement” or “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and a Service Provider evidencing the terms and conditions of an individual Common Stock Equivalent (Restricted Stock Unit) grant or Award.

(k) “Company” means Microtune, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the

Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, The Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(x) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(y) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Plan” means this Amended and Restated 2000 Stock Plan, which originally became effective as of August 4, 2000 and was amended and restated effective as of April 29, 2008.

(bb) “Restricted Stock Award” means an award of Shares granted to a Service Provider under this Plan whereby the Service Provider has immediate rights of ownership in the Shares underlying the Award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Restricted Stock Agreement pertaining to the Restricted Stock Award and may be subject to forfeiture by the individual until the earlier of:

(i)	the time such restrictions lapse or are otherwise satisfied, or

(ii)	the time such Shares are forfeited, pursuant to the terms and provisions of the Restricted Stock Agreement pertaining to the Restricted Stock Award.

(cc) “Restricted Stock Agreement” means a written or electronic agreement between the Company and a Service Provider evidencing the terms and restrictions applying to a Restricted Stock Award. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff) “Service Provider” means an Employee, Director or Consultant.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(hh) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ii) “Stock Purchase Right Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Stock Purchase Right Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Sections 13(a) and 15 of the Plan, the maximum aggregate number of Shares that may be subject to an Award under the Plan is 11,054,496 shares, plus the number of Shares subsequently returned to the Company’s 1996 Stock Option Plan (the “1996 Plan”) as a result of termination of options which were issued and outstanding under the 1996 Plan on the date immediately prior to the date of stockholder approval of the original adoption of the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of a Restricted Stock Award are forfeited, or, to the extent applicable, repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), the time or times when Common Stock Equivalents (Restricted Stock Units) may be converted to Shares, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)	to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)	to allow Service Providers to satisfy withholding tax obligations by electing to have the Company withhold from any Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Service Provider to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect an Award previously made by the Administrator; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) and Restricted Stock Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award Agreement shall confer upon a Service Provider any right with respect to continuing such Service Provider’s relationship as a Service Provider with the Company, nor shall the Plan or Award Agreement interfere in any way with the Service Provider’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i)	No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii)	In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(iv)	If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

(v)	No Option may be amended to decrease the exercise price, without first obtaining stockholder approval.

7. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect through August 3, 2010 unless terminated earlier under Section 17 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option

A.	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

B.	granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but in no case shall the per Share exercise price be less than 100% of the Fair Market Value per Share on the date of grant.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)	cash;

(ii)	check;

(iii)	promissory note;

(iv)	other Shares, provided Shares acquired from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)	a reduction in the amount of any Company liability to the Optionee;

(vii)	any combination of the foregoing methods of payment; or

(viii)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). Except in the event of death or Disability, in the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination for any reason, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that the exercise price of any such Option is not greater than the Fair Market Value of the Common Stock on such date; provided, further, however, that this Section 10(e) shall not apply to any transaction contemplated by Section 15 hereof.

(f) Authorized Leave of Absence. The following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:

(i)	The exercise schedule in effect under the Notice of Grant shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Optioned Stock during the period Optionee remains on such leave.

(ii)	Should Optionee resume active Employee status within thirty (30) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Notice of Grant, receive credit for continuous status as an Employee or consultant for the entire period of such leave. If Optionee does not resume active Employee status within such thirty (30) day period, then no credit for continuous status as an Employee or Consultant shall be given for the period of such leave.

(iii)	In no event shall this option become exercisable for any additional Optioned Stock or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Stock Purchase Right Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Stock Purchase Right Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Service Provider’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Stock Purchase Right Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Stock Purchase Right Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

12. Common Stock Equivalents (Restricted Stock Units).

(a) Award of Common Stock Equivalents. Common Stock Equivalents (Restricted Stock Units) may be awarded to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. An Award of Common Stock Equivalents shall be made pursuant to a Common Stock Equivalent (Restricted Stock Unit) Agreement in such form as is determined by the Administrator.

(b) Bookkeeping Account; Nontransferability. The number of Common Stock Equivalents (Restricted Stock Units) awarded pursuant to Section 12(a) to each Service Provider shall be credited to a bookkeeping account established in the name of the Service Provider at such time or times as specified in the Service Provider’s Common Stock Equivalent Agreement. The Company’s obligation with respect to such Common Stock Equivalents shall not be funded or secured in any manner. A Service Provider’s right to receive Common Stock Equivalents may not be assigned or transferred, voluntarily or involuntarily, except as expressly provided herein.

(c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents (Restricted Stock Units) are credited to a Service Provider’s account, there shall be credited to the Service Provider’s account additional Common Stock Equivalents equal to (i) the dollar amount of the cash dividend the Service Provider would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Service Provider’s account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date. The Company will pay the Service Provider a cash payment in lieu of fractional Common Stock Equivalents on the date of such dividend payment.

(d) Conversion. The Company shall deliver to the Service Provider (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of Common Stock Equivalents (Restricted Stock Units) then credited to the Service Provider’s account, at such time or times as specified in the Service Provider’s Common Stock Equivalent Agreement, or as otherwise provided herein.

(e) Stockholder Rights. A Service Provider (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents (Restricted Stock Units) to the Service Provider’s account, until certificates representing Shares are delivered to the Service Provider (or his or her designated beneficiary or estate) upon conversion of the Service Provider’s Common Stock Equivalents pursuant to Section 12(d).

13. Restricted Stock Awards.

(a) Restricted Stock Awards Generally. Up to thirty percent (30%) of the Shares that may be subject to an Award pursuant to Section 3, may be granted as Restricted Stock Awards. Shares awarded pursuant to Restricted

Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. Unless the applicable Restricted Stock Award Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and receive dividends during the periods of restriction to the same extent as such holder would have been entitled if he were a holder of the relevant number and type of unrestricted Shares. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Service Provider pursuant to a Restricted Stock Award. The Committee may require a cash payment from the Service Provider in an amount no greater than the aggregate Fair Market Value of the Shares awarded pursuant to a Restricted Stock Award determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b) Dividends. If the Company pays a cash dividend with respect to the Shares at any time prior to the lapse or satisfaction of any restrictions imposed upon Shares subject to a Restricted Stock Award, there shall be credited to a bookkeeping account established in the name of the Service Provider an amount equal to such cash dividend and such amount shall be subject to the same restrictions imposed upon the Restricted Stock Award until the restrictions imposed on the Restricted Stock Award lapse or are otherwise satisfied.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Service Provider, only by the Service Provider. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide: (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable; (ii) that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated; (iii) that any Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the consummation of any such dissolution or liquidation; and (iv) that any restrictions that were imposed upon any Restricted Stock Awards, which have not otherwise lapsed or been satisfied, shall be waived immediately prior to the consummation of any such dissolution or liquidation so that any such Restricted Stock Awards shall be fully vested. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award: (i) each Service Provider shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable; (ii) any Company repurchase option applicable to any Shares acquired upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares; (iii) Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the merger or sale of assets, and (iv) any restrictions that were imposed upon any Restricted Stock Awards, which have not otherwise lapsed or been satisfied shall be waived immediately prior the merger or sale of assets so that any such Restricted Stock Awards shall be fully vested. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. If a Common Stock Equivalent (Restricted Stock Unit) converts into Shares in such event, the Administrator shall notify the holder of such Common Stock Equivalent (Restricted Stock Unit) at least fifteen (15) days prior to the consummation of the proposed action. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or for each Common Stock Equivalent (Restricted Stock Unit) or Share subject to a Restricted Stock Award, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or upon conversion of each Common Stock Equivalent (Restricted Stock Unit) or Share subject to a Restricted Stock Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator or required by Applicable Laws. To the extent prior notice is not required by any Applicable Laws in order to be effective, notice of the determination shall be provided to each Service Provider to whom an Award is being made within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Service Provider to whom an Award has been granted, unless mutually agreed otherwise between the holder of such Award and the Administrator, which agreement must be in writing and signed by the holder of such Award and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.